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                                                                                                                               CORESUP1
                                                AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                     American Skandia Advisor Plan III
                                                          American Skandia APEX II
                                                      American Skandia Xtra Credit Six
                                                        American Skandia Lifevest II
                                                   American Skandia Advisors Choice 2000
                                                                  Optimum
                                                                Optimum Four
                                                                Optimum Plus

                                                Supplement to Prospectuses Dated May 1, 2007
                                                      Supplement dated August 27, 2007

     This Supplement  should be read and retained with the current  Prospectus for your annuity.  This Supplement is intended to update certain  information in the  Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current  Prospectus,  please contact us at 1-888-PRU-2888.

     We are issuing this  supplement  to announce that the Highest  Daily  Lifetime  Five Income  Benefit is now available in New York.
     Accordingly, we make the following change to each prospectus:

     In the Appendix entitled "Annuities Approved for Sale by the New York State Insurance Department",  the "Optional Living Benefits"
     section is amended to reflect that a new living benefit, called "Highest Daily Lifetime Five", is available in New York.